Exhibit 25.2

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Cheryl Nelson

U.S. Bank National Association

555 SW Oak Street, PD-OR-P6TD

Portland, OR 97204

(503) 275-5708

(Name, address and telephone number of agent for service)

STANCORP FINANCIAL GROUP, INC.

(Exact name of obligor as specified in its charter)

Oregon	93-1253576
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, OR	97204
(Address of Principal Executive Offices)	(Zip Code)

Subordinated Debt Securities

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business and to exercise corporate trust powers, attached as Exhibit 2.

3. A copy of the existing bylaws of the Trustee.**

4. A copy of each Indenture referred to in Item 4. Not applicable.

5. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 5.

6. Report of Condition of the Trustee as of March 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 6.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Portland, State of Oregon on the 19th of July, 2012

By:	/s/ Cheryl Nelson
Cheryl Nelson
Vice President

Exhibit 2

Exhibit 5

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 19, 2012

By:	/s/ Cheryl Nelson
Cheryl Nelson
Vice President

Exhibit 6

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2012

($000’s)

3/31/2012
Assets
Cash and Balances Due From Depository Institutions	$9,560,436
Securities	72,930,403
Federal Funds	33,777
Loans & Lease Financing Receivables	204,146,986
Fixed Assets	5,372,613
Intangible Assets	12,620,805
Other Assets	25,562,406

Total Assets	$330,227,426

Liabilities
Deposits	$238,678,346
Fed Funds	6,937,931
Treasury Demand Notes	0
Trading Liabilities	349,463
Other Borrowed Money	31,722,312
Acceptances	0
Subordinated Notes and Debentures	5,929,362
Other Liabilities	10,661,152

Total Liabilities	$294,278,566

Equity
Minority Interest in Subsidiaries	$1,947,357
Common and Preferred Stock	18,200
Surplus	14,133,323
Undivided Profits	18,849,980

Total Equity Capital	$35,948,860

Total Liabilities and Equity Capital	$330,227,426